Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Gerdau S.A. and the effectiveness of Gerdau S.A.’s internal control over financial reporting dated March 18, 2011, appearing in the Annual Report on Form 20-F of Gerdau S.A. for the year ended December 31, 2010.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu Auditores Independentes
Porto Alegre, Brazil
January 24, 2012